UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 10, 2006 Affiliated Computer Services, Inc. (the "Company") was notified that a shareholder derivative lawsuit was filed in Dallas County District Court on April 7, 2006 naming the Company as a nominal defendant and naming all of our directors, other than Lynn Blodgett, as defendants. Jeff Rich, a former director and officer of the Company, was also named as a defendant. The lawsuit alleges breaches of fiduciary duties and unjust enrichment related to stock option grants to certain executive officers during the period from 1996 through 2002 and related to the Company's purchase of vested stock options from Jeff Rich in connection with Mr. Rich's resignation as our chief executive officer in September 2005. The Company intends to vigorously defend the lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

April 10, 2006	By:	Warren D. Edwards

Name: Warren D. Edwards
Title: Executive Vice President and Chief Financial Officer